UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2019

Commission file number 001-38265

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1391970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom
(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
nVent Electric plc (the "Company") held its 2019 annual general meeting of shareholders on May 10, 2019. There were 177,611,382 ordinary shares issued and outstanding at the close of business on March 15, 2019 and entitled to vote at the annual general meeting. A total of 162,718,531 ordinary shares (91.61%) were represented at the annual general meeting.
The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:
Proposal 1. — Re-Elect Director Nominees
To re-elect ten director nominees for one-year terms expiring on completion of the 2020 annual general meeting of shareholders. Each nominee for director was re-elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brian M. Baldwin	148,901,330	437,112	128,266	13,251,823
Jerry W. Burris	148,697,214	652,159	117,335	13,251,823
Susan M. Cameron	149,030,968	322,037	113,703	13,251,823
Michael L. Ducker	148,891,697	454,072	120,939	13,251,823
David H. Y. Ho	148,542,169	804,485	120,054	13,251,823
Randall J. Hogan	148,618,085	727,949	120,674	13,251,823
Ronald L. Merriman	148,810,788	536,207	119,713	13,251,823
William T. Monahan	148,924,012	424,644	118,052	13,251,823
Herbert K. Parker	148,686,946	663,044	116,718	13,251,823
Beth Wozniak	149,098,872	257,868	109,968	13,251,823
Proposal 2. — Approve, by Non-Binding Advisory Vote, the Compensation of the Named Executive Officers
To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
145,732,490	3,455,873	278,345	13,251,823
Proposal 3. — Recommend, by Non-Binding Advisory Vote, the Frequency of Advisory Votes on the Compensation of Named Executive Officers
To recommend, by non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The frequency of future advisory votes on the compensation of the Company’s named executive officers was recommended, by non-binding advisory vote, by shareholders as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
145,301,517	105,890	3,823,869	235,432	13,251,823
In light of the results of this vote and other factors, the board of directors of the Company, on May 10, 2019, approved including a non-binding shareholder advisory vote on the compensation of the Company’s named executive officers in the Company’s proxy materials on an annual basis until the next time the Company must include in its proxy materials a non-binding shareholder advisory vote on how frequently shareholders will vote, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers, which would be at the Company’s 2025 annual general meeting of shareholders.

Proposal 4. — Ratify, by Non-Binding Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor of nVent Electric plc and to Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration
To ratify, by non-binding advisory vote, the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2019 and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
162,411,102	162,068	145,361
Proposal 5. — Authorize the Price Range at Which nVent Electric plc Can Re-allot Shares It Holds as Treasury Shares Under Irish Law
To authorize the price range at which the Company can re-allot shares it holds as treasury shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
160,849,615	1,454,025	414,891

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on May 13, 2019.

nVent Electric plc
Registrant

By:	/s/ Jon D. Lammers
Jon D. Lammers
Executive Vice President, General Counsel and Secretary